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                                                                    Exhibit 10.9

                              TERMINATION AGREEMENT

                BETWEEN ADVA INTERNATIONAL INC. AND GEORGE L DOWN
                -------------------------------------------------

         THIS TERMINATION AGREEMENT (the "Agreement"), dated April 30th 2002 and made effective as of the 1ST day of May 2002 (the "Effective Date"), by and between ADVA INTERNATIONAL INC., a corporation incorporated under the laws of the state of Delaware ("ADVA" or the "Company"), and GEORGE L DOWN (the "Executive").

         WHEREAS, ADVA is desirous of replacing the Executive's Employment Agreement (attached herein as Exhibit A, "Employment Contract") with a Consultant Agreement (attached herein as Exhibit B, "Consulting Agreement") for the position of President of Global Information Group USA ("GIG") a wholly owned subsidiary of ADVA International Inc;

         WHEREAS, the Executive is agreeable to this transition from Employee to Consultant as President of GIG;

         WHEREAS, although ADVA considers the termination of the Executive's current Employment Contract to be in the best interests of the Company at this time, it desires to induce the Executive to continue to serve the Company as a Consultant on the basis of a six (6) month contract which will provide for the Company's continued access to the Executive's expertise and experience;

         WHEREAS, the Executive is willing to continue to serve the Company as a Consultant from and after the Effective Date hereof on the basis of the terms and conditions set forth in the attached Exhibit B, "Consulting Agreement" by and between the Company and George L Down dated May 3, 2002 with an effective date of May 1, 2002;

         WHEREAS, the Company acknowledges and agrees without reservation to the vesting as of May 1, 2001 of all remaining stock options as noted in the Executive's Employment Contract totaling 75,000 shares;

         WHEREAS, the Company acknowledges and agrees without reservation to its monetary indebtedness to the Executive for unpaid salary as per the Executive's contract for the months of February, March and April 2002, the total amount due and terms of repayment contained herein;

         WHEREAS, the Company acknowledges and agrees without reservation to its monetary indebtedness to the Executive for unreimbursed expenditures made by the Executive on the behalf of the Company, the total amount due and terms of repayment contained herein;

         WHEREAS the Company acknowledges and agrees without reservation that Executive's Employment Contract currently in force entitles the Executive to a severance package ("Severance Package") the total amount due and terms of repayment contained therein the Employment Contract,


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         NOW, THEREFORE, upon the mutual promises and covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

     1. Reimbursement of Expenses. The Company shall reimburse all expenses outstanding and due to Executive for the totality of his employment with the Company up to the Effective Date. Funds shall be reimbursed in four equal tranches each to be disbursed on the first day of each month commencing on the Effective Date and ending on August 1, 2002 (the "Repayment Period"). The total amount outstanding and due as of the Effective Date is $ 2933.50 generating an April payment of $1,546.11 and ongoing four (4) monthly payments of $346.85 each.

     2. Payment of Outstanding Salary. The Company shall pay all salary outstanding and due to the Executive for the totality of his employment with the Company up to the Effective Date. Funds shall be reimbursed in four equal tranches each to be disbursed on the first day of each month during the Repayment Period. The total amount outstanding and due as of the Effective Date is $31,249- generating an April payment of $10,416-and ongoing four (4) monthly payments of $5,208.33 each.

     3.  Severance
         a. Executive's Employment Contract entitles the Executive to irrevocable Severance Pay payable at the Effective Date of termination. (see Employment Agreement Exhibit A).
         b. Executive agrees to hold in reserve the payment of the total cash value of the Severance Package due from the Company for the term of the Repayment Period when and if the following conditions are met unequivocally:
               i. the terms and covenants contained in this Agreement requiring any action, behavior or payment of or by the Company are fully and duly executed and or payments made according to the terms herein.
               ii. the terms and covenants contained in the attached Exhibit B, the Consulting Agreement, requiring any action or payment of or by the Company are fully and duly executed and or payments according to the terms therein.
         c. Should the Company perform as agreed herein, and repay all funds outstanding and due to the Executive according to the terms herein by or at the end of the Repayment Period, the Executive shall waive any contractual and future legal rights to the total cash value of the Severance Package.
         d. In the event of the Company's failure, for any reason, to fully comply with any of the terms and covenants contained herein, with special attention to Sections 1-2, the Severance Package shall be re-instated immediately and the Company liable for an immediate one-time payment to the Executive, or his designated agent, of the full cash value of the Severance Package, that in addition to any and all payments due under any other provisions or obligations.

     4.  Agreement Default.
         a. The Company agrees to fully execute and abide by the terms and covenants as will be found in Exhibit B, the Consulting Agreement, attached hereto. In the event that the Company defaults on any term or suspends the Consulting Agreement for any reason (known collectively with 4(b) below as an "Agreement Default"); including but not limited to, "for cause" (as it is defined in Section 7 - Exhibit A of the Consulting Agreement); the Company agrees that the aggregate and full cash value of all outstanding and unpaid Salary, Expenses and Severance Package shall become due and owing to the Executive immediately and will be paid by the Company via irrevocable SWIFT wire transfer within five (5) business days of written notification to the Company of said Agreement Default.


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         b. In the event that the Company defaults on any term or suspends this
            Agreement for any reason or in any way (known collectively with 4(a) above as an "Agreement Default"), including but not limited to "for cause" (as it is defined in Section 7 - Exhibit A of the Consulting Agreement); the Company agrees that the aggregate and full cash value of all outstanding and unpaid Salary, Expenses, and Severance thereto shall become due and owing to the Executive immediately and paid by the Company.
         c. In the event that the Company wishes to dispute the validity of an Agreement Default, the Company hereby agrees to:
               i. File such Notice of Dispute in writing with the Executive within five (5) business days of the receipt of written notification of Agreement Default
               ii.  Submit the dispute to binding Alternative Dispute Resolution
                    (ADR) under the terms of Section 6 - Settlement hereunder, no later then thirty (30) calendar days from the Notice, or at the earliest date that such ADR adjudication is available, with no delay unreasonably sought or imposed by either party.

     5.  Payment Details.
               i. Grace Period. In the case of all payments due the Executive, the Company shall enjoy a grace period of five (5) business days before any default may be triggered according to the terms and covenants herein.

     7. Confidentiality. Both parties agree to hold this Agreement and the details thereof in strictest confidence unless disclosure is in compliance with judicial or governmental decree, report or regulation. In the event of said disclosure, parties agree to limit disclosure to the minimum required for proper compliance. Furthermore, for the term of the Agreement, Executive reserves the right to approve, prior to release, all language referring to Executive and his relationship with the Company henceforth to be contained in any documents for public distribution, said approval not to be unreasonably withheld.

     8. Settlement of Disputes. All claims, controversies, demands, disputes or differences between the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or relating to this Agreement shall be submitted to and determined by arbitration in accordance with this Section 7.

               i. In the event of such a claim, controversy, demand, dispute or difference, ADVA, on the one hand, and Consultant on the other hand, shall each select one arbitrator and shall together select a third arbitrator who is neutral and unbiased, and who shall serve as the chairman of the panel. If the parties are unable to agree upon the third arbitrator, or if one of the parties is unable or fails to select an arbitrator in accordance with this Section, the American Arbitration Association ("AAA") shall be designated by either party to appoint such arbitrator(s) to arbitrate the matter in accordance with this Section.
               ii. The matter shall be arbitrated under the commercial arbitration rules of the AAA then obtaining, such arbitration to be held in the City of Charlotte, North Carolina. At any time before a decision of the arbitration panel has been rendered, the parties may resolve the dispute by settlement. The decision of a majority of arbitrators shall be the award of the panel of arbitrators and shall be made in writing setting forth the award and the reasons for the decision. Such award shall be binding and conclusive on all parties, shall not be subject to appeal and may be enforced as such in accordance with the provisions of the award. This agreement to arbitrate is specifically enforceable by the parties to this Agreement.

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     8.  General Provisions.
         e. Non-Assignability. This Agreement may not be assigned by the Executive without ADVA's prior written consent; provided, however, that nothing in this Section 8(a) shall preclude the executors, administrators, or other legal representatives of the estate of the Executive from assigning any right hereunder to the person or persons entitled thereto under the Executive's will or, in case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to the Executive's estate.
         f. No Attachment. Except as otherwise required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.
         g. Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by the parties hereto.

     10. Obligations and Liabilities.
         The Consultant agrees that, with respect to the Executive's prior Employment Contract attached herewith as Exhibit A, when duly executed and on the Effective Date herein, this Agreement shall continue any and all of the Executive's obligations, liabilities, restrictions or responsibility as defined in or related to said prior Employment Contract as President of Global Information Group USA, Inc. pursuant to the attached Consulting Agreement.

     11. Legal Expenses. Each party shall pay its or his own expenses incident to obtaining or enforcing any right or benefit provided by this Agreement.

     12. Limitation of Claims. No claim, regardless of form, which in any way arises out of this Agreement or the parties' performance of this Agreement may be made, nor action based upon such a claim brought, by either party more than one (1) year after the termination of this agreement or basis for the claim becomes known to the party desiring to assert it, which ever is shorter.

     13. Severability. If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect. If any such provision shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall likewise to the full extent consistent with law continue in full force and effort.

     14. Headings. The headings are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     15. Governing Law. This Agreement has been executed and delivered in the state of South Carolina and its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws thereof applicable to contracts executed and to be wholly performed in South Carolina.

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     16. Consent to Jurisdiction. Except as provided in Section 7 hereof,
         Executive and ADVA irrevocably consent to the exclusive jurisdiction of the Civil Division of the Sixteenth Judicial Circuit Court in York County, South Carolina and/or the United States District Court, District of South Carolina in any action or proceeding pursuant to this Agreement and agree to service of process in accordance with Section 19 herein.

     17. Successors, Binding Agreement.
         a. ADVA will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of ADVA to expressly assume and agree to perform this Agreement in the same manner and to the same extent that ADVA would be required to perform it if no such succession had taken place.
         b. This Agreement shall inure to the benefit of and be enforceable by and inure to the benefit of both ADVA and its successors and assigns and the Executive and his personal or legal representatives, executors, administrators, heirs, distributes, devisees, legatees, successors and assigns. If the Executive should die while any amount is payable to the Executive under this Agreement all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or, if there is no such designee, to the Executive's estate.

     18. Entire Understanding. This Agreement and Exhibits hereto set forth the entire understanding between the parties with respect to the subject matter hereof and cancels and supersedes all prior oral and written agreements between the parties or otherwise applicable to Executive, with respect to the subject matter hereof. This Agreement may be executed in counterpart(s).

     19. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following address or to such other address as either party may designate by like notice:


                           If  to ADVA:
                           -----------
                           ADVA International Inc.
                           454 South Anderson Road, Suite 214, Rock Hill, SC
                           Attention: Ernst Verdonck

                           With a copy to:
                           Blank Rome Comisky & McCauley LLP
                           One Logan Square
                           Philadelphia, PA 19103
                           Facsimile:  215.569.5555
                           Attention:  Barry H. Genkin, Esquire
                           or such other address as Client may designate,

                           and if to Executive:
                           -------------------
                           George L Down
                           27 Lakeview Circle
                           Columbia, SC 29206

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EXECUTIVE AFFIRMS THAT THE ONLY CONSIDERATION FOR SIGNING THIS AGREEMENT AND THE
EXHIBITS THERETO ARE THE TERMS STATED HEREIN, THAT NO OTHER PROMISES OR AGREEMENTS OF ANY KIND HAVE BEEN MADE TO OR WITH HIM BY ANY PERSON OR ENTITY WHATSOEVER TO CAUSE HIM TO SIGN THIS AGREEMENT, AND THAT HE FULLY UNDERSTANDS
THE MEANING AND INTENT OF THIS DOCUMENT. EXECUTIVE STATES AND REPRESENTS THAT HE HAS BEEN ADVISED, AND HAD AN OPPORTUNITY, TO DISCUSS FULLY AND REVIEW THE TERMS OF THIS AGREEMENT WITH AN ATTORNEY. EXECUTIVE FURTHER STATES AND REPRESENTS THAT HE HAS CAREFULLY READ THIS AGREEMENT, UNDERSTANDS THE CONDITIONS HEREOF, FREELY AND VOLUNTARILY ASSENTS TO ALL THE TERMS AND CONDITIONS HEREOF, AND SIGNS THE SAME AS HIS OWN FREE ACT.

         IN WITNESS WHEREOF, ADVA has caused this Agreement to be executed and its seal to be affixed hereto by its Directors thereunto duly authorized, and the Executive has signed this Agreement this 5th day of June 2002, effective as of May 1, 2002.

ATTEST:                                                         FOR:
                                                                            ADVA International Inc

Signed:            /s/George L. Down                            Signed:     /s/Ernst R. Verdonck
                   -----------------------------------------                -----------------------------------------------
                   George L. Down (Executive)                               Ernst Verdonck
                                                                            CEO and Chairman of the Board
WITNESS:           C. Roger Jones
                   -----------------------------------------
                   C. Roger Jones
                   Non-Executive Director of ADVA
                   International Inc.

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